Exhibit 10.1

AMENDMENT

TO THE CECO ENVIRONMENTAL CORP.

2007 EQUITY INCENTIVE PLAN, AS AMENDED

AUGUST 20, 2015

Pursuant to Section 17 of the CECO Environmental Corp. 2007 Equity Incentive Plan, as amended (the “Plan”), the Board of Directors (the “Board”) of CECO Environmental Corp. (the “Company”) hereby amends Section 17 of the Plan, effective immediately, by the deletion of the second sentence of the first paragraph of Section 17 and the addition of the following language in place thereof (capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan):

“Except as otherwise provided in Section 14, the Committee and the Company shall not, without obtaining stockholder approval: (a) amend the terms of outstanding Options to reduce the exercise price of such outstanding Options; (b) cancel outstanding Options in exchange for Options with an exercise price that is less than the exercise price of the original Options; or (c) cancel outstanding Options with an exercise price above the current stock price in exchange for cash or other securities.”

This Amendment shall be effective immediately, and except as set forth in this Amendment, all of the terms of the Plan shall remain unchanged and in effect.

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